Exhibit 10.19

SONIM TECHNOLOGIES, INC.

NOTE AMENDMENT AND DEBT CANCELLATION AGREEMENT

This Note Amendment and Debt Cancellation Agreement (“Agreement”) is entered into by and between Sonim Technologies, Inc., a Delaware corporation (the “Company”) and B. Riley Principal Investments, LLC (the “Noteholder”) effective as of June 1, 2020 (the “Agreement Date”).

WHEREAS, the Company and the Noteholder have entered into that certain Subordinated Term Loan and Security Agreement dated as of October 23, 2017, as amended to date (the “LSA”), pursuant to which the Company has issued to the Noteholder a subordinated secured convertible promissory note dated October 23, 2017, as amended to date (the “Note”), under which the total principal amount is $9,751,388.89 and accrued interest as of the date hereof is $509,162.06 (collectively, the “Payoff Amount”);

WHEREAS, the Company has filed a Registration Statement on Form S-1 with the SEC on a confidential basis in connection with a proposed underwritten public offering of shares of the Company’s common stock (the “Proposed Offering”);

WHEREAS, in connection with and contingent upon the consummation of the Proposed Offering, the Company and the Noteholder desire to amend and cancel the Company’s obligations, including all indebtedness, under the Note and the LSA upon the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, the Company and the Noteholder agree as follows:

1.    At the closing of the Proposed Offering, and contingent thereupon (the “Effective Time”), notwithstanding any other provision of the Note or the LSA to the contrary, and in full payment and satisfaction of all of the Company’s obligations under the Note, the LSA and any other agreement entered into in connection therewith (collectively, the “Loan Documents”), (a) the Company shall pay to Noteholder $4,000,000 of the Payoff Amount in cash (the “Cash Payment”), and (b) without any further action required on the part of the Noteholder or any other third party, the remainder of the Payoff Amount shall be converted into shares of the Company’s Common Stock at a conversion price equal to the price at which shares are offered to the public in the Proposed Offering (the “Conversion Shares”). As requested by Noteholder, the Conversion Shares shall be issued to Noteholder and/or an affiliate of Noteholder in such allocations as may be provided in writing by Noteholder to the Company no later than three business days prior to the Effective Time or, if no such notice is given, to Noteholder. Upon payment of the Cash Payment and issuance of the Conversion Shares (the “Payoff Date”), notwithstanding any provision, term, or condition in the Loan Documents, the Note and all debts, liabilities and obligations of the Company under the Loan Documents shall be cancelled and the Noteholder hereby waives and terminates any right or provision under the Note and any other Loan Document that is inconsistent or in conflict with this Agreement. For purposes of clarity, (i) provided that the Proposed Offering closes, and notwithstanding any provision, term, or condition in the Loan Documents, no interest shall accrue on any portion of the Payoff Amount during the period of time between the Agreement Date and the Payoff Date, provided that in the event the Payoff Date is more than 5 days after the Effective Time, interest shall commence pursuant to the terms of the Loan Documents, and (b) in the event the Proposed Offering does not close, then the Loan Documents shall not be amended hereby and shall continue in full force and effect pursuant to their terms. As used herein, an “affiliate” of Noteholder refers to any other entity that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, Noteholder.

2.    The Company and the Noteholder shall enter into a customary registration rights agreement, in a mutually agreed upon form, no later than 5 days following the Agreement Date, pursuant to which the Company shall agree to use its best commercial efforts to file a registration statement for resale of the Conversion Shares.

3.    Noteholder agrees and acknowledges and warrants and represents that (a) the Note is free and clear of any and all liens and encumbrances; (b) all corporate action required to be taken by the Noteholder to enter into this Agreement has been taken and this Agreement, when executed and delivered by the Noteholder, shall constitute a valid and legally binding obligation of the Noteholder, enforceable against the Noteholder in accordance with its terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and as limited by laws relating to the availability of specific performance or other equitable remedies; (c) Noteholder’s obligations under this Agreement do not violate or breach the terms of any other agreement by which Noteholder is bound; and (d) Noteholder is the record and beneficial owner of the Note and that the Note memorializes all debt owed by the Company to Noteholder.

4.    The Company agrees and acknowledges and warrants and represents that (a) all corporate action required to be taken by the Company to enter into this Agreement has been taken and this Agreement, when executed and delivered by the Company, shall constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and as limited by laws relating to the availability of specific performance or other equitable remedies; (b) the Company’s obligations under this Agreement do not violate or breach the terms of any other agreement by which the Company is bound (which terms have not been waived prior to the date hereof); and (c) the Conversion Shares have been duly authorized for issuance by the Company.

5.    Effective immediately upon the Payoff Date, without further action on the part of the parties hereto (i) all security interests and other liens of every type at any time granted to or held by Noteholder as security for the Loan Documents shall be terminated and automatically released without further action by Noteholder; (ii) intellectual property security interests and all guaranties supporting the Loan Documents shall be released and Noteholder hereby authorizes the Company, or any other party on behalf of the Company, upon or after the Payoff Date, to prepare and file any UCC-3 termination statements or other documents necessary to evidence the release of Noteholder’s security interests in the Company’s property and/or assets that secured the Loan Documents and the loans thereunder. Within three (3) business days following the Payoff Date, Noteholder shall (a) if requested by the Company or by any third party, promptly deliver such termination notices terminating Noteholder’s security interest arising under the Loan Documents, and (b) promptly execute such intellectual property lien termination agreements and other agreements and documents evidencing termination of Noteholder’s liens on the Company and/or its property, including intellectual property. From and after the Payoff Date, Noteholder further agrees to procure, deliver, or execute and deliver to the Company from time to time, all further releases not specified above, certificates, instruments, and documents as may be reasonably requested by the Company or which are required to evidence the consummation of the payoff contemplated hereby.

6.    Miscellaneous.

(a)    This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties.

(b)    Any amendments to or termination of this Agreement must be in writing and signed by the parties to this Agreement. All prior agreements, understandings, representations, warranties, and negotiations between the parties hereto with respect to the subject matter of this Agreement are merged into this Agreement.

(c)    This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.

(d)    This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of California, without regard to principles of conflicts of law. Each of the Company and Noteholders hereby submits to the exclusive jurisdiction of the state and Federal courts located in the County of Los Angeles, State of California.

[Signature Page(s) Follow]

IN WITNESS WHEREOF, Noteholder has entered into this Debt Cancellation Agreement effective as of the Closing Date.

NOTEHOLDER B. Riley Principal Investments, LLC

/s/ Kenny Young
(Signature)
Kenny Young
(Print Name & Title if applicable)

AGREED AND ACCEPTED: COMPANY Sonim Technologies, Inc.

By:	/s/ Tom Wilkinson
(Signature)

Tom Wilkinson
(Print Name & Title)